To:	All Media
Date:	October 16, 2008

Arrow Reports 11.9% Increase in Third Quarter 2008 EPS

Arrow Financial Corporation (“Company”) (NasdaqGS® – AROW) announced operating results for the three and nine-month periods ended September 30, 2008.  Net income for the third quarter ended September 30, 2008 was $5.0 million, representing diluted earnings per share of $.47, up $.05 or 11.9% from the $.42 per share amount earned in the third quarter of 2007, when net income was $4.5 million.  For the first nine months of 2008, net income of $15.4 million increased 20.0% from the $12.9 million earned for 2007.  Diluted earnings per share for the first nine months of 2008 of $1.45 increased $.26, or 21.8%, from the $1.19 per share earned during the comparative period in 2007. Quarterly cash dividends paid to shareholders during the third quarter of 2008 increased 8.7% to $.25 per share from $.23 per share paid in the comparable 2007 period.

Thomas L. Hoy, Chairman, President and CEO stated, “We are pleased to report solid quarterly and nine-month earnings performance, primarily as a result of significant increases in net interest income through an expansion in net interest margin, and continued growth in average earning assets. Our conservative posture and underwriting practices continue to be the key drivers which have generated enhanced earnings while our balance sheet and asset quality have remained strong.  Our concentration on fundamentals has allowed the Company to achieve new records for total assets, deposits and loans outstanding in spite of historic trauma in the financial markets.  Strong capital ratios and excellent loan quality position the Company well to withstand the stress of a weak economy and financial market turmoil.”

The ongoing deterioration of the residential real estate market nationally continued to have a negative impact on many financial institutions as a result of their holding both subprime or poor-quality mortgage loans as well as investment securities backed by pools of such loans.  The impact spread to the investment banks and led to the failure of Lehman Brothers Holdings (“Lehman”) and distressed sales of Bear Stearns and Merrill Lynch.  We have not engaged in the origination of subprime mortgage loans as a business line, nor do we hold mortgage-backed securities backed by subprime mortgages in our investment portfolio. However, we do hold certain corporate bonds and other debt instruments issued by entities whose values have been negatively impacted by the deterioration of the financial markets.

The Company holds a $2.0 million senior unsecured bond issued by Lehman. On September 15, 2008, Lehman declared bankruptcy resulting in a significant decline in the market value of the Lehman bond. Management has deemed the decline to be other-than-temporary and, accordingly, recognized a non-cash other-than-temporary impairment charge to third quarter earnings of $731 thousand net of tax or $.07 impact on diluted earnings per share. The remaining estimated value of our Lehman bond of $800 thousand has been included in nonperforming assets as of September 30, 2008.  The Lehman bankruptcy proceedings are ongoing and the ultimate value of our bond is subject to change.  Corporate and other debt securities represented $7.3 million, or only 1.5%, of our $482.0 million investment securities portfolio at September 30, 2008.

Average earning assets were $1.580 billion in the third quarter of 2008 as compared to $1.495 billion for the same quarter last year, an increase of 5.7%.  Net interest income was most favorably impacted by a rising net interest margin, which increased 64 basis points to 3.93% for the third quarter of 2008 versus 3.29% for the 2007 comparative period. Lower funding costs and a more positively sloped yield curve, a result of recent Federal Reserve Bank actions to lower the targeted federal funds rate, have resulted in improvement of our net interest margin. In essence, the volume of our interest-bearing liabilities that repriced to lower rates during the last nine months significantly exceeded the volume of our earning assets that repriced to lower yields.

As we previously reported, Visa successfully completed an initial public offering (IPO) during the first quarter of 2008 which included a mandatory partial redemption of our holdings in Visa shares. This transaction resulted in a positive impact on our net income of $637 thousand after-tax, or $.06 diluted earnings per share, both in the first quarter of 2008 and for the nine-month 2008 period.

Total assets at September 30, 2008 reached a record high of $1.673 billion, up $96.0 million, or 6.1%, over the September 30, 2007 balance of $1.577 billion.  Loan balances outstanding reached a record level of $1.107 billion at September 30, 2008, representing an increase of $72.0 million, or 7.0%, from the balance at September 30, 2007. We experienced growth in all three of our major loan segments: commercial, residential real estate and indirect loans.  In addition, deposit balances at September 30, 2008 reached a record $1.272 billion, representing an increase of $54 million, or 4.4%, from the September 30, 2007 level of $1.218 billion.

Asset quality remained high at quarter-end 2008, even with the classification of the Lehman bond as a nonperforming asset.  Nonperforming assets totaled $4.0 million, or .24% of total assets, which compared to a ratio of 1.52% for our peer group at June 30, 2008, the most recent peer data available. (Our peer group consists of all U.S. bank holding companies having $1.0 to $3.0 billion in assets as identified in the Federal Reserve Bank’s ‘Bank Holding Company Performance Report’.) Nonperforming loans totaled $2.9 million and represented .26% of period-end loans, up from .24% at the end of the second quarter of 2008. Expressed as an annualized percentage of average loans outstanding, net loans charged off for the nine months ended September 30, 2008 were a very low .05%.  Arrow’s allowance for loan losses amounted to $12.8 million at September 30, 2008, which represented 1.16% of loans outstanding, which compares with 1.19% as of September 30, 2007.

In recent periods, many of our other operating ratios have been well above those of our peer group.  Most notably, our return on average equity (ROE) for the quarter ended June 30, 2008 was 17.33% as compared to 7.08% for our peer group.  Our ROE for the third quarter of 2008 was 15.99%.  The principal reason for our superior performance is that unlike many of our peers, we have not experienced erosion in our asset quality and resulting increases in our provision for loan losses.  At the end of the 2008 third quarter our ratio of nonperforming loans to period-end loans was .26% which compares to a ratio of 1.66% for our peer group also as of June 30, 2008.  For many of the same reasons, we have maintained a higher total risk-based capital ratio than the average for our peer group.  The Company and its subsidiary banks continue to be “well-capitalized,” the highest category, under the standards established by the FDIC Improvement Act.

As of September 30, 2008, assets under trust administration and investment management were $862.6 million, a decrease of $124.8 million, or 12.6%, from September 30, 2007.  This decrease was the result of a general decline in the equity markets at the end of September 2008 which continued into early October.  We experienced a small increase in fee income of 1.1% from fiduciary activities for the third quarter of 2008 compared to the third quarter of 2007 due to the fact that the market decline occurred at the very end of the 2008 period.  Included in assets under trust administration and investment management are our proprietary mutual funds, the North Country Funds™, advised exclusively by our subsidiary, North Country Investment Advisers, Inc., with a combined balance of $192 million at September 30, 2008.

As announced on October 14, 2008, the Company’s lead subsidiary, Glens Falls National Bank and Trust Company, has executed a letter of intent to acquire Upstate Agency, Inc., an independent property and casualty insurance agency headquartered in Chestertown, New York with five offices located in northeastern New York. The acquisition is subject to the parties entering into a definitive purchase agreement, obtaining all required regulatory approvals and other terms and conditions.   Arrow anticipates that it will complete the transaction in the fourth quarter of 2008.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York.  Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk.  In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication.  The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.  This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands, except per share amounts)
Unaudited
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Income Statement
Interest and Dividend Income	$22,592	$21,921	$66,789	$64,146
Interest Expense	7,690	10,272	24,736	29,870
Net Interest Income	14,902	11,649	42,053	34,276
Provision for Loan Losses	253	136	791	322
Net Interest Income After Provision for Loan Losses	14,649	11,513	41,262	33,954
Other-Than-Temporary Impairment Write-down on Securities	(1,210)	---	(1,210)	---
Gain on Visa Stock Redemption	---	---	749	---
Net Gains (Losses) on Securities Transactions	6	---	(29)	---
Net Gain on Sales of Loans	14	4	55	32
Gain on Sale of Premises	---	---	115	---
Income From Fiduciary Activities	1,349	1,334	4,184	4,206
Fees for Other Services to Customers	2,242	2,097	6,318	6,041
Insurance Commissions	528	472	1,575	1,435
Other Operating Income	160	182	360	558
Total Noninterest Income	3,089	4,089	12,117	12,272
Salaries and Employee Benefits	5,883	5,442	17,911	16,198
Occupancy Expenses of Premises, Net	841	750	2,616	2,393
Furniture and Equipment Expense	820	720	2,385	2,261
Amortization of Intangible Assets	89	96	271	298
Reversal of Visa Related Litigation Exposure	---	---	(306)	---
Other Operating Expense	2,899	2,215	8,243	7,007
Total Noninterest Expense	10,532	9,223	31,120	28,157
Income Before Taxes	7,206	6,379	22,259	18,069
Provision for Income Taxes	2,198	1,869	6,834	5,218
Net Income	$ 5,008	$ 4,510	$15,425	$12,851

Share and Per Share Data
Period-End Shares Outstanding	10,509	10,612	10,509	10,612
Basic Average Shares Outstanding	10,497	10,628	10,578	10,746
Diluted Average Shares Outstanding	10,559	10,697	10,635	10,821
Basic Earnings Per Share	$ 0.48	$ 0.42	$ 1.46	$ 1.20
Diluted Earnings Per Share	0.47	0.42	1.45	1.19
Cash Dividends	0.25	0.23	0.73	0.70
Book Value	11.93	11.20	11.93	11.20
Tangible Book Value [1]	10.36	9.63	10.36	9.63

Key Earnings Ratios
Return on Average Assets	1.20%	1.14%	1.26%	1.11%
Return on Average Equity	15.99	15.38	16.46	14.65
Return on Tangible Equity [1]	18.43	17.96	18.97	17.11
Net Interest Margin [2]	3.93	3.29	3.81	3.31

[1] Tangible Book Value per share is the ratio of Total Equity less Intangible Assets to Period-End Shares Outstanding.

[2] Net Interest Margin includes a tax equivalent upward adjustment of 18 and 20 basis points for the respective 2008 and 2007 quarterly periods and 19 and 20 basis points for the respective 2008 and 2007 nine-month periods.

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	September 30, 2008			September 30, 2007
	Period End	Third Quarter Average	Year-to- Date Average	Period End	Third Quarter Average	Year-to- Date Average
Balance Sheet
Cash and Due From Banks	$ 38,325	$ 35,673	$ 33,967	$ 42,219	$ 33,854	$ 32,746
Federal Funds Sold	---	10,158	23,186	4,000	16,013	17,900
Bank Balances at Interest	---	929	672
Securities Available-for-Sale	350,526	363,889	354,180	336,055	342,959	329,523
Securities Held-to-Maturity	131,438	122,141	116,582	115,702	114,373	110,463
Loans	1,106,506	1,083,291	1,058,426	1,034,548	1,021,399	1,015,529
Allowance for Loan Losses	(12,785)	(12,732)	(12,571)	(12,341)	(12,325)	(12,313)
Net Loans	1,093,721	1,070,559	1,045,855	1,022,207	1,009,074	1,003,216
Premises and Equipment, Net	17,398	16,951	16,610	16,385	16,235	16,034
Goodwill and Intangible Assets, Net	16,457	16,500	16,555	16,699	16,762	16,861
Other Assets	25,186	20,866	22,112	23,782	17,059	17,083
Total Assets	$1,673,051	$1,657,666	$1,629,719	$1,577,049	$1,566,329	$1,543,826
Demand Deposits	$ 190,452	$ 200,193	$ 190,456	$ 191,125	$ 194,628	$ 185,285
Nonmaturity Interest-Bearing Deposits	675,219	641,478	633,908	607,180	573,839	569,550
Time Deposits of $100,000 or More	166,124	178,041	174,181	166,916	189,685	182,524
Other Time Deposits	240,181	242,069	242,942	252,281	257,056	260,665
Total Deposits	1,271,976	1,261,781	1,241,487	1,217,502	1,215,208	1,198,024
Short-Term Borrowings	71,064	63,198	56,949	48,791	49,976	48,515
Federal Home Loan Bank Advances	160,000	163,405	161,791	150,000	141,256	136,535
Other Long-Term Debt	20,000	20,000	20,000	20,000	20,000	20,000
Other Liabilities	24,614	24,681	24,337	21,882	23,527	23,463
Total Liabilities	1,547,654	1,533,065	1,504,564	1,458,175	1,449,967	1,426,537
Common Stock	14,729	14,729	14,729	14,729	14,486	14,362
Surplus	162,478	162,129	161,942	160,912	155,697	152,766
Undivided Profits	23,066	22,120	19,283	13,410	17,594	18,550
Unallocated ESOP Shares	(2,572)	(2,572)	(2,095)	(2,042)	(2,042)	(1,673)
Accumulated Other Comprehensive Loss	(6,649)	(6,446)	(4,854)	(6,157)	(7,772)	(7,643)
Treasury Stock	(65,655)	(65,359)	(63,850)	(61,978)	(61,601)	(59,073)
Total Shareholders’ Equity	125,397	124,601	125,155	118,874	116,362	117,289
Total Liabilities and Shareholders’ Equity	$1,673,051	$1,657,666	$1,629,719	$1,577,049	$1,566,329	$1,543,826

Assets Under Trust Administration and Investment Management	$862,601			$987,415

Capital Ratios
Leverage Ratio	8.42%			8.39%
Tier 1 Risk-Based Capital Ratio	12.63			12.63
Total Risk-Based Capital Ratio	13.80			13.82

Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	September 30,
	2008	2007
Third Quarter Ended September 30:

Loan Portfolio
Commercial, Financial and Agricultural	$ 95,892	$ 79,109
Real Estate – Commercial	199,240	189,350
Real Estate – Residential	454,753	419,054
Indirect and Other Consumer Loans	356,621	347,035
Total Loans	$1,106,506	$1,034,548

Allowance for Loan Losses, Third Quarter
Allowance for Loan Losses, Beginning of Period	$12,725	$12,315

Loans Charged-off	(263)	(185)
Recoveries of Loans Previously Charged-off	70	75
Net Loans Charged-off	(193)	(110)

Provision for Loan Losses	253	136
Allowance for Loan Losses, End of Period	$12,785	$12,341

Nonperforming Assets
Nonaccrual Loans	$2,424	$1,900
Loans Past Due 90 or More Days and Accruing	455	121
Total Nonperforming Loans	2,879	2,021
Nonaccrual Investments	800	---
Repossessed Assets	61	63
Other Real Estate Owned	270	26
Total Nonperforming Assets	$4,010	$2,110

Key Asset Quality Ratios
Allowance for Loan Losses to Period-End Loans	1.16%	1.19%
Allowance for Loan Losses to Period-End Nonperforming Loans	444.08	610.64
Nonperforming Loans to Period-End Loans	0.26	0.20
Nonperforming Assets to Period-End Assets	0.24	0.13
Net Loans Charged-off to Average Loans, Third Quarter Annualized	0.07	0.04
Provision for Loan Losses to Average Loans, Third Quarter Annualized	0.09	0.05

Nine-Month Period Ended September 30:

Allowance for Loan Losses, Nine Months
Allowance for Loan Losses, Beginning of Period	$12,401	$12,278

Loans Charged-off	(825)	(610)
Recoveries of Loans Previously Charged-off	418	351
Net Loans Charged-off	(407)	(259)

Provision for Loan Losses	791	322
Allowance for Loan Losses, End of Period	$12,785	$12,341

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Nine Months Annualized	0.05%	0.03%
Provision for Loan Losses to Average Loans, Nine Months Annualized	0.10	0.04